================================================================================


      As filed with the Securities and Exchange Commission on May 28, 1999
                                                      Registration No. 333-29369




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-8/A

                   Post-Effective Amendment No. 1 to Form S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                               BORDERS GROUP, INC.
             (Exact name of registrant as specified in its charter)

              Michigan                                   38-3196915
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                                100 Phoenix Drive
                            Ann Arbor, Michigan 48108
               (Address of principal executive offices) (Zip Code)

                      Borders Group, Inc. Stock Option Plan
                            (Full title of the plan)

                             Thomas D. Carney, Esq.
                  Vice President, Secretary and General Counsel
                               Borders Group, Inc.
                                100 Phoenix Drive
                            Ann Arbor, Michigan 48108
                                 (734) 477-1100
 (Name, address and telephone number, including area code, of agent for service)


================================================================================

                              EXPLANATORY STATEMENT

A total of 7,600,000 shares of Common Stock of Borders Group, Inc. were registered by the Registration Statement on Form S-8 (File No. 333-29369) relating to the Borders Group, Inc. Stock Option Plan (the "Plan"). Of such shares, a total of 1,806,661 remain available for issuance pursuant to the Plan. Pursuant to Instruction E to Form S-8, such 1,806,661 remaining shares are carried forward to, and deemed covered by, the Registration Statement on Form S-8 filed on or about the date hereof in connection with the Plan and the Borders Group, Inc. Management Stock Purchase Plan, Borders Group, Inc. Employee Stock Purchase Plan, Borders Group, Inc. Director Stock Plan and Borders Group, Inc. 401(k) Plan.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on this 28th day of May, 1999.

                                       BORDERS GROUP, INC.


                                       By:    /s/ Robert F. DiRomualdo
                                             -----------------------------
                                              Robert F. DiRomualdo
                                              Chairman, Chief Executive Officer,
                                              President and Director

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                     Name                                           Title                          Date
                     ----                                           -----                          ----

  /s/ Robert F. DiRomualdo                           Chairman, Chief Executive Officer,        May 28, 1999
-----------------------------------------------            President and Director
Robert F. DiRomualdo                                   (Principal Executive Officer)


  /s/ George R. Mrkonic                                   Vice Chairman and Director           May 28, 1999
-----------------------------------------------
George R. Mrkonic
                                                  Senior Vice President and Chief Financial
  /s/ Kenneth E. Scheve                          Officer (Principal Financial and Accounting   May 28, 1999
-----------------------------------------------                    Officer)
Kenneth E. Scheve

 /s/ Peter R. Formanek                                             Director                    May 28, 1999
-----------------------------------------------
Peter R. Formanek

  /s/ Victor L. Lund                                               Director                    May 28, 1999
-----------------------------------------------
Victor L. Lund

  /s/ Edna Greene Medford                                          Director                    May 28, 1999
-----------------------------------------------
Edna Greene Medford

  /s/ Larry Pollock                                                Director                    May 28, 1999
-----------------------------------------------
Larry Pollock

  /s/ Leonard A. Schlesinger                                       Director                    May 28, 1999
-----------------------------------------------
Leonard A. Schlesinger